EXHIBIT 23.2

BEARD MILLER COMPANY LLP
Letterhead

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CN Bancorp, Inc.
Glen Burnie, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-114355) and Forms S-8 (Nos. 333-116359, 333-116363 and 333-116380) of CN Bancorp, Inc. of our report dated January 20, 2006 relating to the 2005 consolidated financial statements of CN Bancorp, Inc., which appears in this Form 10-KSB.

/s/ Beard Miller Company LLP

Baltimore, Maryland
March 7, 2007.